                                                                       EXHIBIT 4

                            BANKAMERICA CORPORATION
                  DIRECTOR AND EXECUTIVE OFFICERS INFORMATION

     The following table sets forth the names, addresses and principal occupations of the executive officers and directors of BankAmerica Corporation (directors are indicated by asterisk). Each such person is a citizen of the United States.


      NAME AND
   BUSINESS ADDRESS             PRINCIPAL OCCUPATION
   ----------------             --------------------
*Joseph F. Alibrandi             Chairman of the Board
 1955 North Surveyor Ave.        Whittaker Corporation
 Simi Valley, CA  93063          Simi Valley, CA
                                 (principal business:
                                   aerospace
                                   manufacturing)

*Jill E. Barad                   President Chief
 333 Continental Blvd.             Operating Officer
 15th Floor                      Mattel, Inc.
 El Segundo, CA  90245           El Segundo, CA
                                 (principal business:
                                   toy maker)

*Peter B. Bedford                Chairman of the Board
 270 Lafayette Circle              and Chief Executive
 Lafayette, CA  94549              Officer
                                 Bedford Property
                                   Investors, Inc.
                                 Lafayette, CA
                                 (principal business:
                                   real estate investment
                                   trust)

*Andrew F. Brimmer               President
 4400 MacArthur Blvd.,           Brimmer & Company, Inc.
   N.W.                          Washington, D.C.
 Suite 302                       (principal business:
 Washington, D.C.  20007           economic and
                                   financial consulting)

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                                                                         Page 20


      NAME AND
   BUSINESS ADDRESS             PRINCIPAL OCCUPATION
   ----------------             --------------------
 Kathleen J. Burke               Vice Chairman and
 555 California Street             Personnel Relations
 40th Floor                        Officer
 San Francisco, CA  94104        BankAmerica Corporation
                                 San Francisco, CA
                                 (principal business:
                                   banking and finance)

*Richard A. Clarke               Retired Chairman of the
 123 Mission St., Room             Board and Chief
 H17F                              Executive Officer
 San Francisco, CA  94106        Pacific Gas &
                                   Electric Company
                                 San Francisco, CA
                                 (principal business:
                                   gas and electric
                                   utility)

*David A. Coulter                Chairman, President and Chief
 555 California Street             Executive Officer
 40th Floor                      BankAmerica Corporation
 San Francisco, CA  94104        San Francisco, CA
                                 (principal business:
                                   banking and finance)

*Timm F. Crull                   Retired Chairman
 c/o Hallmark Cards, Inc.        Nestle USA, Inc.
 1024 E. Balboa Blvd.            Glendale, CA
 Newport Beach, CA  92661        (principal business:
                                   food and related
                                   products processing)

*Kathleen Feldstein              President
 147 Clifton Street              Economics Studies, Inc.
 Belmont, MA  02178              Belmont, MA
                                 (principal business:
                                   economics consulting)

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                                                                         Page 21


      NAME AND
   BUSINESS ADDRESS             PRINCIPAL OCCUPATION
   ----------------             --------------------
*Donald E. Guinn                 Chairman Emeritus
 Pacific Telesis Center          Pacific Telesis Group
 130 Kearny St.,                 San Francisco, CA
 Room 3704                       (principal business:
 San Francisco, CA  94108          telecommunications)

*Frank L. Hope                   Consulting Architect
 2726 Shelter Island Dr.         San Diego, CA
 Suite 250                       (principal business:
 San Diego, CA  92106              architecture)

*Ignacio E. Lozano, Jr.          Chairman
 411 West Fifth St.,             La Opinion
 12th Floor                      Los Angeles, CA
 Los Angeles, CA  90013          (principal business:
                                   newspaper publishing)

*Walter E. Massey                President
 Office of the President         Morehouse College
 830 Westview Drive., S.W.       Atlanta, GA
 Atlanta, GA  30314              (principal business:
                                   education)

 Jack L. Meyers                  Vice Chairman
 555 California Street           BankAmerica Corporation
 40th Floor                      San Francisco, CA
 San Francisco, CA  94104        (principal business:
                                   banking and finance)

 Michael J. Murray               Vice Chairman
 555 California Street           BankAmerica Corporation
 40th Floor                      San Francisco, CA
 San Francisco, CA  94104        (principal business:
                                   banking and finance)

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                                                                         Page 22


      NAME AND
   BUSINESS ADDRESS             PRINCIPAL OCCUPATION
   ----------------             --------------------
 Michael E. O'Neill              Vice Chairman and
 555 California Street             Chief Financial
 40th Floor                        Officer
 San Francisco, CA  94104        BankAmerica Corporation
                                 San Francisco, CA
                                 (principal business:
                                   banking and finance)

 Thomas E. Peterson              Vice Chairman
 555 California Street           BankAmerica Corporation
 40th Floor                      San Francisco, CA
 San Francisco, CA  94104        (principal business:
                                   banking and finance)

*John M. Richman                 Of Counsel to the law
 227 West Monroe Street            firm of Wachtell,
 Suite 4825                        Lipton, Rosen & Katz
 Chicago, IL  60606              Chicago, IL
                                 (principal business:
                                   law)

*Richard M. Rosenberg            Retired Chairman and
 555 California Street           Chief Executive Officer
 5th Floor                       BankAmerica Corporation
 San Francisco, CA  94104        San Francisco, CA
                                 (principal business:
                                   banking and finance)

 Michael E. Rossi                Vice Chairman
 555 California Street           BankAmerica Corporation
 40th Floor                      San Francisco, CA
 San Francisco, CA  94104        (principal business:
                                   banking and finance)

*A. Michael Spence               Dean of Graduate School
 Memorial Way, Room 140            of Business
 Stanford, CA  94305             Stanford University
                                 Stanford, CA
                                 (principal business:
                                   education)

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                                                                         Page 23


      NAME AND
   BUSINESS ADDRESS             PRINCIPAL OCCUPATION
   ----------------             --------------------
 Martin A. Stein                 Vice Chairman
 555 California Street           BankAmerica Corporation
 40th Floor                      San Francisco, CA
 San Francisco, CA  94104        (principal business:
                                   banking and finance)

*Solomon D. Trujillo             President and Chief
 1801 California Street            Executive Officer
 52nd Floor                      US West Communications
 Denver, CO  80202                 Group
                                 Denver, CO
                                 (principal business:
                                   communications)